                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about September 25, 1996) pertaining to the 1994 Flexible Long Term Incentive Plan of Capstead Mortgage Corporation of our reports dated January 29, 1996, with respect to the consolidated financial statements and schedules of Capstead Mortgage Corporation included in its Annual Report (Form 10-K) for the year ended 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


ERNST & YOUNG

Dallas, Texas
September 25, 1996